                                                                    EXHIBIT 10.2

                          REGISTRATION RIGHTS AGREEMENT











                                 MARCH 24, 2000









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                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT made the 24th day of March, 2000,

BETWEEN:

               CANADIAN 88 ENERGY CORP., a corporation incorporated pursuant to the laws of Canada (hereinafter referred to as "CANADIAN 88")

                                                               OF THE FIRST PART

                                     - and -

               DUKE ENERGY HYDROCARBONS, L.L.C., a corporation incorporated under the laws of Delaware (hereinafter referred to as "DEH")

                                                              OF THE SECOND PART


        WHEREAS DEH and Canadian 88 have entered into a subscription agreement dated the same date as this Agreement (the "Subscription Agreement"), pursuant to which DEH will acquire - Common Shares and Canadian 88, DEH and Greg Noval have entered into a Shareholders' Agreement dated the same date as this Agreement (the "SHAREHOLDERS' AGREEMENT"); and

        WHEREAS DEH may in the future choose to sell all or any portion of the Common Shares of Canadian 88 owned by it in an Offering as contemplated by the Shareholders' Agreement; and

        WHEREAS Canadian 88 believes it to be in its best interests to provide for certain matters related to the sale of securities of Canadian 88 in connection with an Offering;

        NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and promises contained herein and other good and valuable consideration (the receipt and adequacy whereof is hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.1     DEFINED TERMS

        For the purpose of this Agreement, the following terms shall have the meanings ascribed thereto below unless otherwise specified:

"AGREEMENT", "THIS AGREEMENT", "HERETO", "HEREIN", "HEREBY", "HEREUNDER", "HEREOF" and similar expressions refer to this Agreement in its entirety and not to any particular Article, Section, Subsection, Clause, Subdivision or other portion hereof and include any and every amending agreement and agreement supplemental hereto.

"AFFILIATE" has the meaning set forth in the Securities Act (Alberta).

"BOARD OF DIRECTORS" means the board of directors of Canadian 88.

"BUSINESS DAY" means a day other than a Saturday or Sunday or a day when banks in the City of Calgary are not generally open for business.

"COMMON SHARES" means the shares designated as "common shares" in Canadian 88's articles.

"COMPANY SECURITIES" means any Voting Shares or Convertible Securities or both.

"CONVERTIBLE SECURITIES" means any securities convertible into, exchangeable for or exercisable for Voting Shares, including convertible debentures, convertible preferred shares, warrants and rights but excluding employee stock options, other convertible securities of Canadian 88 issued pursuant to a share compensation arrangement (as defined in Section 627 of The Toronto Stock Exchange Company Manual) and any rights issued pursuant to the Shareholder Rights Plan Agreement dated December 22, 1994 between Canadian 88 and Montreal Trust Company of Canada, as amended or replaced.

"DEH" means Duke Energy Hydrocarbons, L.L.C. and its successors and assigns.

"EXEMPT OFFERING" means a distribution for cash (other than pursuant to a share compensation arrangement, as defined in Section 627 of The Toronto Stock Exchange Company Manual) under an exemption from the requirement to file and obtain a receipt for a prospectus from, or file and have declared effective a registration statement by, the securities regulatory authority of a jurisdiction under the securities legislation of that jurisdiction.

"EXEMPT OFFERING DOCUMENTS" means, in connection with an Exempt Offering, documents in a form which counsel to DEH and counsel to Canadian 88 shall consider suitable for private placement or sale in the jurisdiction in which such Exempt Offering is effected or proposed to be effected and which shall comply with all applicable Securities Laws.

"MISREPRESENTATION" and "MATERIAL FACT" shall have the meanings ascribed thereto under applicable Securities Laws in Canada.

"OFFERING" means an Exempt Offering or a Public Offering, or both.

"PERSON" includes an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a stock exchange, trustee in bankruptcy, receiver or any government, any political subdivision, any agency and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of government.

"PUBLIC OFFERING" means a "best efforts" agency offering, a firm commitment underwritten offering or a "bought deal" for cash pursuant to a prospectus for which a final receipt has been issued, or in respect of which a registration statement has been declared effective, by the securities regulatory authority of a jurisdiction under the securities legislation of that jurisdiction.

"PUBLIC OFFERING DOCUMENTS" means, in connection with a Public Offering, a prospectus (preliminary and final), a registration statement or other form of disclosure document in a form which counsel to DEH and counsel to Canadian 88 shall consider suitable for the Public Offering in accordance with the intended method thereof, and which complies with all applicable Securities Laws.
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                                      -3-


"RULE 144" and "RULE 144A" mean Rule 144 and Rule 144A, respectively, promulgated under the United States Securities Act of 1933, as amended.

"SECURITIES LAWS" means, with respect to any particular jurisdiction, the securities legislation and rules and regulations, including policy statements and notices adopted or issued by securities regulatory authorities, in such jurisdiction.

"SHAREHOLDERS' AGREEMENT" has the meaning set forth in the first recital hereof.

"SUBSCRIPTION AGREEMENT" has the meaning set forth in the first recital hereof.

"SUBSIDIARY" has the meaning set forth in the Securities Act (Alberta) and, for greater certainty in the case of Canadian 88, includes Canadian 88 Diversified Energy Fund 1991 Limited Partnership, Longview Resource Management Corporation, The Canadian 88 1990 Oil & Gas Exploration and Development Partnership and The Canadian 88 1990 Hydrocarbon Processing Gas Plant Joint Venture.

"UNDERWRITERS" means any underwriter(s) or agent(s) in connection with a Public Offering or Exempt Offering, which shall be selected by the party initiating the same.

"VOTING SHARES" means the Common Shares and any other securities of Canadian 88 having voting rights under ordinary circumstances with respect to the election of directors of Canadian 88.

1.2     CONSTRUCTION

        Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

1.3     REFERENCES

        Unless otherwise specified, the references herein to "Sections", "Subsections" or "Articles" refer to the sections, subsections or articles in this Agreement.

                                   ARTICLE II
                               REGISTRATION RIGHTS

2.1     PUBLIC OFFERING

(a) DEH shall be entitled to request, from time to time (each, a "REQUEST"), but not more than twice in any 12 month period, by written notice to Canadian 88, that Canadian 88 assist DEH in connection with a Public Offering of all or part of the Company Securities, as may be held from time to time by DEH, through a lead Underwriter, in jurisdictions and in accordance with a plan of distribution specified therein, provided that no request may be made for fewer than two million Voting Shares. DEH shall be entitled to require that the Public Offering be made in any jurisdiction where Canadian 88 is, at that time, a reporting issuer, registrant, or the equivalent thereof, and in any other jurisdiction provided that Canadian 88 shall not, solely as a result thereof, be required to qualify generally to do business, subject itself to taxation or consent to general service of process in such jurisdiction other than service of process in connection with such offering, or assume obligations substantially similar to those of a reporting issuer. Upon receipt by Canadian 88 of a Request, Canadian 88 shall, in conjunction with DEH, proceed as expeditiously as reasonably possible to complete the steps and procedures necessary or desirable

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                                      -4-


        to complete the Public Offering, and without limiting the generality of the foregoing, Canadian 88 shall:

        (i) subject to section 2.1(d), during the period commencing from the receipt of the Request until 90 days (or such shorter period as may be provided in respect of issuances or sales of Company Securities by Canadian 88 in the relevant underwriting, agency, distribution or similar agreement) after closing of the Public Offering, agree that, except for the grant of options to employees, officers and directors in the ordinary course of business, it shall not, without the consent of DEH, which consent shall not be unreasonably withheld, allot or issue any Company Securities or announce publicly any intention to do so, provided that Canadian 88 shall be permitted to fulfil any pre-existing contractual obligations to issue Company Securities including, without limitation, its obligations under the Company stock option plan;

        (ii) prepare Public Offering Documents in the form appropriate for the type of Public Offering specified in the Request incorporating therein any information required with respect to the intended distribution and with respect to DEH to be supplied by DEH, and have the same, when and as requested by DEH, filed (accompanied by any documentation required under applicable Securities Laws) with the relevant securities regulatory authorities in all relevant jurisdictions and use its best efforts to cause the final versions of any such filed Public Offering Documents to become and remain effective for a period of 12 months after its effective date or, if shorter, until the distribution of the securities contemplated thereby is completed;

        (iii) prior to filing a Public Offering Document, furnish to DEH and each Underwriter, if any, selected by DEH in the transaction, copies of such Public Offering Document as are proposed to be filed or delivered, and thereafter furnish to DEH and each Underwriter, if any, selected by DEH in the transaction, such number of copies of such Public Offering Document (in each case including all exhibits thereto and all documents incorporated by reference therein) and such other documents as DEH or each such Underwriter may reasonably request in order to facilitate the intended transaction;

        (iv) promptly notify DEH and any Underwriter of the occurrence of an event which could reasonably be considered to result in a misrepresentation or a material misstatement or omission in such Public Offering Document, and prepare a supplement or amendment to such Public Offering Document in form and substance reasonably satisfactory to DEH so that, as thereafter delivered to the purchasers or proposed purchasers, such Public Offering Document (taken together with the amendment or supplement) will contain full, true and plain disclosure relating to the Company and the Company Securities and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they are made; and cause the amendment or supplement to be filed as provided under applicable Securities Laws and promptly make available to DEH and any Underwriter in the transaction copies of any such supplement or amendment;

        (v) make available for inspection by DEH and any Underwriter participating in the transaction and any solicitor, accountant, reserve engineer or other professional retained by DEH or an Underwriter (collectively, the "PROFESSIONALS"), all financial and other records, pertinent corporate documents and properties of Canadian 88 (collectively, the "RECORDS") as shall be reasonably necessary to enable DEH, any Underwriter and the

               Professionals to complete their respective due diligence and cause Canadian 88's officers, directors and employees to supply all information reasonably requested by any Professionals in connection with such Public Offering Document.

        (vi) use its best efforts to furnish to DEH and to each Underwriter, if any, in a transaction, a signed counterpart, addressed to DEH or each Underwriter, of:

               (A) an opinion or opinions of counsel to Canadian 88; and

               (B) a comfort letter or comfort letters from Canadian 88's auditors;

               each covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as DEH or the Underwriter(s) reasonably request and in form and substance satisfactory to counsel to DEH and the Underwriter(s);

        (vii) use its best efforts to cause all Company Securities to be issued in connection with the Public Offering, to be listed on each stock exchange on which securities of that type issued by Canadian 88 are then listed, if not already listed;

        (viii) enter into customary agreements including underwriting or agency agreements among Canadian 88, DEH, and the Underwriter(s) on usual commercial terms, and take such steps as are customary for transactions of a similar nature, including signing and certifying Public Offering Documents and any supplement or amendment thereto in the customary manner and take such other actions as are reasonably required in order to expedite or facilitate the intended transaction;

        (ix) use its best efforts to complete the Public Offering under the Securities Laws of the applicable jurisdictions and do any and all other acts and things that may be reasonably necessary or advisable to facilitate completion of the Public Offering; and

        (X) make available the officers of Canadian 88 for any "road show" or other presentations to potential investors in the Offering.

(b) DEH shall promptly furnish in writing to Canadian 88 such information regarding the distribution of Company Securities as Canadian 88 may from time to time reasonably request and such other information as may be legally required in connection with the preparation or filing of any Public Offering Document.

(c)     DEH agrees that upon receipt of any notice from Canadian 88 pursuant to
        Section 2.1(a)(iv), it shall forthwith discontinue the distribution of Company Securities pursuant to such Public Offering Document applicable to such Company Securities until it shall have received copies of such amendment or supplement, and if so directed by Canadian 88, DEH shall deliver to Canadian 88 all copies, other than permanent file copies, then in its possession, of such Public Offering Document covering such Company Securities at the time of receipt of such notice.

(d) Canadian 88 may postpone for a reasonable period of time (but not exceeding the lesser of 120 days from the date of a Request or 90 days from the closing of the transaction referred to in Sections 2.1(d)(i) or
        (ii)) the filing or effectiveness of any Public Offering Document required pursuant to this Section 2.1 if the Board of Directors of Canadian 88 determines (in good faith in a written resolution) that such event:

        (i) would have a material adverse effect upon any plan or proposal, then under active consideration by the Board of Directors, for Canadian 88 or any of its material Subsidiaries to engage in a material acquisition or disposition of assets (other than in the ordinary course of business) or any material merger, consolidation, tender offer or similar material business combination, or

        (ii) would have a material adverse effect on a proposed public offering of Company Securities for the account of Canadian 88, if Canadian 88 then expects, and has taken substantial steps prior to receipt of the applicable Request, to make such offering.

        Any such postponement shall begin when Canadian 88 gives written notice thereof to DEH and shall continue until Canadian 88 gives written notice of the termination thereof to DEH, provided that, with respect to such postponement, Canadian 88 shall give such notice of termination as soon as the condition giving rise thereto has ceased to exist and, during such postponement (other than during a postponement pursuant to Clause
        (ii) above), shall take such steps as are necessary to insure that the requested Public Offering will be effected in accordance with the provisions of this Agreement as soon as practicable after such postponement is terminated; and provided further that Canadian 88 may only exercise the rights set forth in Clauses (i) and (ii) above one time each during any period of 365 consecutive days. Each such notice of postponement shall specify the basis for the postponement and an approximation of the anticipated delay and shall include a copy of the resolution setting forth the relevant determination of the Board of Directors.

(e) If Canadian 88 proposes to sell any Company Securities (other than by a registration on Form S-4, Form S-8 or any successor or similar form under Securities Laws, or in connection with a tender offer, merger or other acquisition), Canadian 88 shall as soon as practicable (and, in the case of a "bought deal", at least five Business Days and otherwise, at least ten Business Days before the anticipated filing date) give notice of such proposed sale (a "PROPOSED SALE") to DEH, including the material terms thereof. DEH shall have no less than 48 hours, in the case of a bought deal, and otherwise no less than five Business Days, from receipt of such notice to advise Canadian 88 that it wishes to sell Company Securities in such Proposed Sale, in which event DEH shall be entitled to participate in the Proposed Sale; provided if (i) a Proposed Sale pursuant to this Section 2.1(e) involves an underwritten offering of Company Securities for the account of Canadian 88, to be distributed (on a firm commitment basis) by or through one or more Underwriters of recognized national or regional standing under underwriting terms appropriate for such a transaction, and (ii) the managing Underwriter of such underwritten offering shall inform Canadian 88 and DEH by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering or that the inclusion would adversely affect the marketing of the securities to be sold by Canadian 88 therein, then Canadian 88 may include all securities proposed to be sold by Canadian 88 to be sold for its own account and may decrease the number of Company Securities so proposed to be sold by DEH and so requested to be included in such registration by DEH to the extent necessary to reduce the number of securities to be included in the registration statement to the level recommended by the managing Underwriter. If Canadian 88 at any time after it has given notice of a Proposed Sale, determines for any reason not to proceed with or to delay the sale specified in such notice, Canadian 88 will promptly give written notice of such determination and, thereupon, (i) in the case of a determination not to proceed with such sale, shall be relieved of its obligations hereunder to register any DEH Company Securities in connection with such sale, and (ii) in the case of a determination to delay such sale, Canadian 88 shall be permitted to delay registering any DEH Company Securities for the same period as the delay in such sale, which period shall not be in excess of 21 days. No registration of DEH Company Securities effected under this Section 2.1(e) shall, subject to Section 2.1(a), relieve Canadian 88 of its obligations with respect to any Request made by DEH pursuant to Section 2.1(a).

2.2     EXEMPT OFFERING

        DEH shall be entitled to request, from time to time, but not more than twice in any 12 month period, by written notice to Canadian 88 to, and Canadian 88 shall provided that the number of Voting Shares of Canadian 88 referred to in such notice shall not be less than two million, comply with such provisions of
Section 2.1 that are applicable to Exempt Offerings and Exempt Offering Documents to the same extent as if such Exempt Offerings and Exempt Offering Documents were referred to therein.

2.3     EXPENSES

        Subject to applicable Securities Laws, all reasonable expenses incurred with respect to each Public Offering or Exempt Offering hereunder (whether or not effective), including, without limitation, the following:

(a) all reasonable fees and expenses of counsel and independent accountants to Canadian 88 (including fees and expenses relating to any opinions) delivered pursuant hereto;

(b) all fees and expenses in connection with the qualification of Company Securities to be registered for offering and sale under provincial, state securities and "Blue Sky" laws, if applicable, including reasonable fees and disbursements of counsel for any placement or sales agents or underwriters in connection therewith;

(c) all expenses relating to the preparation, printing, distribution and reproduction of the Public Offering Documents or Exempt Offering Documents, as the case may be, each amendment or supplement to the foregoing, the certificates representing Company Securities to be sold, each agreement with and among any placement or sales agents or underwriters and all documents delivered pursuant thereto; and

(d)     all prospectus, registration and filing fees;

(e) all fees, commissions, discounts and expenses of any Underwriter engaged (including reasonable fees and expenses of its counsel), if provided for in any agreement with any Underwriter; and

(f) all out-of-pocket and other expenses of DEH (including fees and expenses of its counsel);

shall be borne by DEH and Canadian 88 in proportion to their respective relative proportion of the proceeds or anticipated proceeds (in the event the Offering does not proceed) of the Offering. Except as aforesaid, each party shall bear its own costs and expenses incurred in connection with such matters.

2.4     INDEMNITY

(a) Canadian 88 agrees to indemnify and hold harmless DEH and the Affiliates, officers, directors, employees, partners and agents of DEH from and against any and all losses, claims, damages, liabilities and expenses, including costs of investigation and reasonable fees and expenses of legal counsel which arise out of, or are based upon any misrepresentation or alleged misrepresentation, breach of warranty, or untrue statement or alleged untrue statement of a material fact contained in any Public Offering Document or Exempt Offering Document (including an amendment or supplement thereto) relating to a Public Offering or an Exempt Offering, or arising out of or based upon any omission or alleged omission to state in any such Public Offering Document or Exempt Offering Document (including any amendment or supplement thereto) a fact necessary to make the Public Offerings Document or Exempt Offering Document not misleading; provided, however, that Canadian 88 shall not be liable to DEH in any such case to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in such Public Offering Document or Exempt Offering Document (including any amendment or supplement) in reliance upon and in conformity with written information furnished to Canadian 88 by DEH specifically for use in the preparation thereof.

(b) Canadian 88 also agrees, upon request by DEH, to indemnify any Underwriters in connection with the Public Offering, their officers, directors, employees and agents and each person who controls such Underwriters on substantially the same basis as the indemnification of DEH provided herein.

(c) Canadian 88 may require, as a condition to including any Company Securities in any Public Offering Document or Exempt Offering Document filed, pursuant to Sections 2.1 and 2.2 and to entering into any agency or underwriting agreement with respect thereto, that Canadian 88 shall have received an undertaking from DEH to indemnify and hold harmless Canadian 88 and each of its Affiliates, officers, directors, employees, partners and agents from and against any and all losses, claims, damages, liabilities and expenses, including costs of investigation and reasonable fees and expenses of legal counsel which arise out of, or are based upon an untrue statement or alleged untrue statement of a material fact in such Public Offering Document or Exempt Offering Document (including an amendment or supplement thereto) or any omission or alleged omission to state a material fact, required to be stated therein or necessary to make a statement therein not misleading, in light of the circumstances in which it is made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Canadian 88 for inclusion therein by DEH; provided however that DEH shall not be required to undertake liability under this Subsection 2.4(c) for any amounts in excess of the dollar amount of the gross proceeds received by DEH from the sale of its Company Securities pursuant to such offering, in such case as reduced by any damages or other amounts that DEH was otherwise required to pay by reason of such untrue statement or omission.

(d) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person may claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest shall exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest shall exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation and no indemnified party will be required to consent to entry of any judgment or enter into any settlement which provides for any remedy other than the payment of money damages. The indemnified party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld.

2.5     CONTRIBUTION

        If the indemnification provided for in Section 2.4 is unavailable or insufficient to hold harmless DEH and/or Canadian 88, as the case may be, in respect of any losses, claims, damages or liabilities or actions in respect thereof, then Canadian 88 and DEH, as the case may be, shall in lieu of indemnifying DEH or Canadian 88, as the case may be, contribute to the amount paid or payable by Canadian 88 and/or DEH, as the case may be, as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of Canadian 88 or DEH, as the case may be, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Canadian 88 or DEH, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Canadian 88 and DEH agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by Canadian 88 or DEH, as the case may be, as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this paragraph shall be deemed to include any legal or other expenses reasonably incurred by Canadian 88 or DEH, as the case may be, in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the amount that DEH shall be required to contribute shall not exceed the total price at which the securities sold by DEH was offered to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the United States Securities Act of 1933 (the "SECURITIES ACT") shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

2.6     RULE 144

        Canadian 88 covenants to and with DEH that Canadian 88 shall timely file the reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934 (the "EXCHANGE ACT") (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if Canadian 88 is not required to file such reports, will, upon the request of any holder of Company Securities, make publicly available other information) and will take such further action as any holder of Company Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Company Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Company Securities, Canadian 88 will deliver to such holder a written statement as to whether it has complied with such requirements.

2.7     COMPLIANCE WITH SECURITIES LAWS

        DEH agrees that it will at all times comply with the requirements of all applicable Securities Laws with respect to its transactions in securities of Canadian 88.

2.8     COVENANTS IN CONNECTION WITH FUTURE GRANTS OF REGISTRATION RIGHTS

        From and after the date of this Agreement, Canadian 88 shall not enter into any agreement with any holder or prospective holder of Company Securities which provides for the granting to such holder of registration rights unless such agreement is subject to the rights of DEH or unless Canadian 88 first obtains the written consent of DEH.

                                  ARTICLE III
                                 MISCELLANEOUS

3.1     NOTICES

        All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopier) and, unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express or other reputable overnight commercial delivery service, or by telecopier notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

        CANADIAN 88:

        Canadian 88 Energy Corp.
        700, 400 Third Avenue SW
        Calgary, Alberta
        T2P 4H2

        Attention:    President
        Fax:          (403) 974-8811

with a copy to:

        McCarthy Tetrault
        Barristers & Solicitors
        Suite 3300, 421 - 7th Avenue SW
        Calgary, Alberta
        T2P 4K9

        Attention:     Mr. David F. Phillips
        Fax:           (403) 260-3501

and:

        Carscallen Lockwood
        Barristers and Solicitors
        Suite 1500, 407 - 2nd Street S.W.
        Calgary, Alberta
        T2P 2Y3

        Attention:    Stan Carscallen
        Fax           (403) 262-2952

        DEH:

        Duke Energy Hydrocarbons, L.L.C.
        10777 Westheimer
        Suite 650
        Houston, Texas  77042

        Attention:    President
        Fax:          (713) 260-8601

with a copy to:

        Bennett Jones
        Barristers & Solicitors
        4500 Bankers Hall East
        855 - 2nd Street SW
        Calgary, Alberta
        T2P 4K7

        Attention:    John D. MacNeil and Margaret G. Lemay
        Fax No.:      (403) 265-7219

Any notice, request or demand delivered personally or by telecopier shall be deemed to have been given and received on the day it is so delivered if that day is a Business Day or the next Business Day, as the case may be.

3.2     CALCULATION OF TIME PERIODS

        Unless otherwise specified herein, the period of time within which or following which any act is to be done or step taken pursuant to this Agreement shall be calculated by excluding the day on which the period commences and including the day on which the period ends. If the last day of such period is not a Business Day, the period in question shall end on the next Business Day.

3.3     APPLICABLE LAW

        This Agreement shall be interpreted and governed in accordance with the laws of the Province of Alberta (being the forum conveniens) and the parties hereby submit to the jurisdiction of the courts of Alberta in connection with any dispute concerning this Agreement or the subject matter thereof. Service of any documents on the parties hereto in connection with any legal proceedings shall be effective if the same are delivered by courier to the addresses for notice set forth herein.

3.4     SEVERABILITY

        If any provision of this Agreement or any application thereof shall be declared or held to be invalid, illegal or unenforceable in whole or in part whether generally or in any particular jurisdiction, such provision shall be deemed to be amended to the extent necessary to cure such invalidity, illegality or unenforceability, and the validity, legality or enforceability of the remaining provisions of this Agreement, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

3.5     AMENDMENTS

        No amendment or modification of this Agreement shall be binding unless in writing and signed by all of the parties hereto.

3.6     WAIVER

        No waiver by any party hereto of any breach of any of the provisions of this Agreement shall take effect or be binding upon the party unless in writing and signed by such party. Unless otherwise provided therein, such waiver shall not limit or affect the rights of such party with respect to any other breach.

3.7     TIME OF ESSENCE

        Time shall be of the essence of this Agreement.

3.8     SUCCESSORS AND ASSIGNS

        This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. DEH shall be entitled to assign, in whole or in part, the rights and obligations hereunder to a purchaser of Company Securities, provided that the assignee agrees in writing to be bound by the terms hereof and becomes a party hereto.

3.9     COUNTERPARTS

        This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.

3.10    FURTHER ACTS

        The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be reasonably necessary or desirable in order to give full effect to this Agreement and every part thereof.

        IN WITNESS WHEREOF the parties hereto have executed this agreement on the date first above written.

                                     CANADIAN 88 ENERGY CORP.

                                     Per:
                                           -------------------------------------
                                           Donald R. Gardner
                                           Chief Financial Officer

                                     Per:
                                           -------------------------------------
                                           Robert A. Pilling
                                           Vice President, Administration

                                     DUKE ENERGY HYDROCARBONS, L.L.C.

                                     Per:
                                           -------------------------------------
                                           Joseph L. Pritchett, III
                                           Executive Vice President,
                                           Exploration and Development